RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com

May 24, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Collexis Holdings, Inc.

Ladies and Gentlemen:

We have read the statements made by Collexis Holdings, Inc. in Item 4.01 of the Form 8-K filed with the Securities and Exchange Commission on March 30, 2007 and in the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Ronald N. Silberstein, C.P.A., P.L.L.C.
Ronald N. Silberstein, C.P.A., P.L.L.C.
Farmington Hills, Michigan